UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 1, 2007
(Date of earliest event reported)

PETROSEARCH ENERGY CORPORATION
(Exact name of small Business Issuer as specified in its charter)

NEVADA	20-2033200
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1311
(Primary Standard Industrial Classification Code)

675 Bering Drive, Suite 200
Houston, Texas	77057
(Address of principle executive offices)	(Zip Code)

(713) 961-9337
Issuer’s telephone number, including area code

ITEM 5.02	COMPENSATORY ARRANGMENTS OF CERTAIN OFFICERS

We entered a new two-year Employment Agreement with our President and Chief Executive Officer, Richard D. Dole, effective May 1, 2007 (the “Dole Agreement”). Mr. Dole’s previous employment agreement was executed in November 2004, had an initial term of two years and was continued thereafter on a month-to-month basis until we entered into Mr. Dole’s new employment agreement. The Dole Agreement extends through April 30, 2009, and provides for an annual base salary of $250,000.

We entered a new one-year Employment Agreement with our Chief Operating Officer, Wayne Beninger, effective May 1, 2007 (the “Beninger Agreement”) immediately upon the expiration of Mr. Beninger’s previous employment agreement. The Beninger Agreement extends through April 30, 2008, and provides for an annual base salary of $250,000.

We entered a new one-year Employment Agreement with our Chief Financial Officer, David Collins effective May 1, 2007 (the “Collins Agreement”) immediately upon the expiration of Mr. Collins’ previous employment agreement. The Collins Agreement extends through April 30, 2008, and provides for an annual base salary of $215,000.

The Dole Agreement, the Beninger Agreement and the Collins Agreement each provide for termination by the Company “for cause” without severance benefits payable to the employee. Each agreement also provides for severance compensation payable to the employee which payments vary in length and amount, depending upon the triggering event.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits:

10.1	Employment Agreement with Richard D. Dole
10.2	Employment Agreement with Wayne Beninger
10.3	Employment Agreement with David Collins

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROSEARCH ENERGY CORPORATION
Date: June 7, 2007
By: /s/ Richard D. Dole
Richard D. Dole
Chief Executive Officer and President